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                                 Exhibit 10.75

                          KLA INSTRUMENTS CORPORATION

                             1982 STOCK OPTION PLAN

                                   AS AMENDED


         1.      Purpose:  On October 6, 1981, the KLA Instruments
Corporation 1981 Incentive Stock Option Plan (the "1981 Plan") was adopted.
The 1981 Plan was amended and restated in its entirety and renamed the KLA Instruments Corporation 1982 Stock Option Plan (the "1982 Plan"). The 1982 Plan was amended and restated in its entirety in 1985 (the "Prior Plan"). The Prior Plan was amended and restated in its entirety effective January 1, 1987 (the "Plan"). The Plan is established to create additional incentive for key employees, consultants and directors of KLA Instruments Corporation and any present or future parent and/or subsidiary corporations of such corporation (collectively referred to as the "Company"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 425(e) and 425(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         2.      Administration.

                 (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                 (b) Options Authorized. Options may be either incentive stock options as defined in section 422 of the Code or nonqualified stock options.

                 (c) Compliance with Section 162(m) of the Code. In the event that the Company is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of

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1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section
162(m)"), the Company may establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

         3.      Eligibility:

                 (a) Eligible Persons. The Options may be granted only to employees (including officers), consultants and directors of the Company; provided, however, that no non-employee director may be granted an Option after October 25, 1991. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). A consultant of the Company shall be eligible to be granted only a nonqualified stock option. In the event an Optionee is not an employee at the time an Option is granted to such Optionee, termination of such Optionee's status as a consultant shall be deemed to be termination of the Optionee's employment for purposes of applying the provisions of the Plan. An Optionee may, if he is otherwise eligible, be granted additional Options.

                 (b) Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as nonqualified stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted. [In the event of an amendment to section 422 of the Code, this paragraph 3(b) shall be automatically amended to make this provision no more restrictive to the Optionee than necessary to insure qualification of the incentive stock option as meeting the requirements of section 422 of the Code. In the event an Optionee receives an Option intended to be an incentive stock option which is subsequently determined to have exceeded the fair market value limitation, the Option shall be amended, if necessary, in accordance with applicable Treasury Regulations and rulings to preserve, as the first priority, to the maximum possible extent, the status of the Option as an incentive stock option and to preserve, as a second priority, to the maximum possible extent, the total number of shares subject to the Option. Options designated as nonqualified stock options shall not be subject to the fair market value limitation.]

                 (c) Ten Percent Owner Optionees. No person shall be eligible to receive an Option which is intended to be an incentive stock option if such





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person owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company within the meaning of section 422(b)(6) of the Code.

         4. Shares Subject to Option. The maximum number of shares of stock which may be issued under the Plan shall be Six Million Seven Hundred Fifty Thousand (6,350,000) shares of the Company's authorized but unissued common stock subject to adjustment as provided in paragraph 6(f). Subject to adjustment as provided in paragraph 6(f) below, at any such time as the Company is a "publicly held corporation" as defined in Section 162(m), no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than One Hundred Thousand (100,000) shares; provided, however, that the foregoing limit shall be Three Hundred Thousand (300,000) shares with respect to Options granted to any person during the first fiscal year of such person's employment with the Company (the "Per Optionee Limit"). In the event that any outstanding Option for any reason expires or is terminated, the shares allocable to the unexercised portion of such Option may again be subjected to an Option.

         5. Time for Granting Options. All options shall be granted, if at all, within ten (10) years from July 20, 1990.

         6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the option price of the Option, the exercisability of the Option, whether the Option is a nonqualified stock option or an incentive stock option, and all other terms and conditions of the Option. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                 (a) Option Price. The option price shall be not less than the fair market value as determined by the Board of the shares of common stock of the Company on the date the Option is granted.

                 (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no incentive stock option shall be exercisable after the expiration of ten
(10) years from the date such option is granted and no nonqualified stock option shall be exercisable after the expiration of ten (10) years and one (1) day from the date





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such option is granted.  Unless otherwise provided for by the Board in the grant of the Option, any Option granted hereunder shall be exercisable during the period commencing seven (7) months after the date the Option is granted (the "Grant Date") and ending at the time set forth in the previous sentence. During such period the Option shall be exercised only in proportion to the vested ratio at the time of the exercise. The "vested ratio" at the time of an exercise is a fraction the numerator of which is the number of full months of continuous employment with the Company which have occurred more than six (6) months after the Grant Date and the denominator of which is 54.

                 (c)      Exercise of Options.

                          (i)     Options may be exercised only by written
notice to the Company, stating the number of shares being purchased and accompanied by payment of the option price for the number of shares being purchased (1) in cash, by check, or in cash equivalent, (2) by tender to the Company of shares of common stock of the Company which (a) either have been owned by the optionee for more than six (6) months or were not acquired directly or indirectly from the Company, and (b) have a fair market value not less than the option price, or (3) by such other consideration as the Board may approve at the time the Option is granted. Notwithstanding the foregoing, the Board shall have the authority (A) with respect to Optionees who would not be subject to suit under section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), upon the sale of shares of the Company, to establish or approve a program and/or procedures which permit the payment of the option price upon the exercise of an Option by the assignment of the proceeds of a sale of some or all of the shares being so acquired and (B) with respect to Optionees who would be subject to suit under section 16(b) of the Exchange Act upon the sale of shares of the Company, to establish or approve a program and/or procedures which permit the payment of the option price upon the exercise of an Option by cash for a portion of the option price and the Optionee's promissory note for the balance of the option price. At the time an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee shall make adequate provision for the federal and state income tax withholding obligations of the Company, if any, which arise upon exercise, in whole or in part, of the Option or which arise, directly or indirectly, upon any transfer, in whole or in part, of any shares acquired on exercise of the Option.

                          (ii)    The Company reserves, at any and all times,
the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any programs and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares to be acquired upon such exercise.





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                          (iii) No promissory note shall be permitted pursuant
to paragraph 6(c)(i)(B) if an exercise using a promissory note would be a violation of any law. In the event an Optionee provides for partial payment with a promissory note, such promissory note shall comply with provisions established by the Board; provided, however, that the principal balance shall not exceed the lesser of (A) the option price or (B) the maximum amount permitted under the Delaware General Corporation Law or other applicable law. Any permitted promissory note shall be due and payable not more than two (2) years after the Option is granted and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares acquired on exercise of the Option and/or with other collateral acceptable to the Company. In the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                          (iv)    If an amendment to the Plan requiring the
approval of the stockholders of the Company is necessary for the grant of an Option and/or the approval of such stockholders is deemed necessary or advisable by the Board prior to the exercise of an Option, such Option shall not be exercisable until such time as the Plan is duly approved by the stockholders of the Company.

                          (v)     In the event of (1) a merger or consolidation
or other reorganization in which the stockholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity, and/or (2) the sale of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 425(f) of the
Code), all outstanding Options, notwithstanding the terms of such Options, shall become fully exercisable prior to consummation of such merger or sale of assets at such time(s) as the Board shall determine or the surviving or acquiring corporation, as a condition precedent to consummation of said transaction, shall assume the outstanding Options or issue substitute options in place thereof. Such assumption or substitution shall meet the requirements of section 425(a) of the Code if the Options assumed or surrendered are incentive stock options (as defined in the Code) and shall satisfy comparable requirements if the Options assumed or surrendered are nonqualified stock options.





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                 (d)      Options Non-Transferable.  During the lifetime of the
Optionee, the Option shall be exercisable only by said Optionee. No option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

                 (e) Termination of Options. If an Optionee ceases to be an employee of the Company for any reason except death or disability within the meaning of Section 422(c) of the Code, any Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within one (1) month after the date on which the Optionee ceased to be an employee, but in any event no later than the date of expiration of the Option's term. If the Optionee's employment with the Company is terminated because of the death of the Optionee or disability of the Optionee within the meaning of section 422(c) of the Code, any Option, to the extent unexercised and exercisable by the Optionee on the date the Optionee ceased to be employed by the Company, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee ceased to be employed, but in any event no later than the date of expiration of the Option's term. An Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months of the Optionee's termination of employment. Except as provided in this paragraph 6(e), an Option shall terminate and may not be exercised after the Optionee ceases to be an employee of the Company.

                 (f) Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, to the Per Optionee Limit set forth in paragraph 4 above, and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, or like change in the capital structure of the Company.

                 (g) Restriction on Issuance of Shares. The grant of Options and the issuance of shares shall be subject to compliance with all of the applicable requirements of all federal, state, and other laws and regulations with respect to such securities.

                 (h) Rights as a Stockholder or Employee. No person shall have any rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate(s) for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued, except as provided in paragraph 6(f). Nothing in





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the Plan or in any Option agreement shall confer upon any Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Optionee's employment at any time.

                 (i) Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

         7. Termination or Amendment of Plan. The Board may at any time terminate or amend the Plan, provided that without approval of stockholders there shall be: (i) no increase in the total number of shares covered by the Plan (except by operation of the provisions of paragraph 6(f) above), and (ii) no change in the class of person eligible to receive Options. In any case, no amendment may adversely affect any then outstanding Options or any unexercised portions thereof without the consent of the Optionee unless such amendment is required to enable the Option to qualify as an incentive stock option.

         8. Continuation of Prior Plan as to Outstanding Options. Notwithstanding the provisions of the Plan set forth herein, the terms of the 1981 Plan, the 1982 Plan, and the Prior Plan shall remain in effect and apply to Options granted pursuant to the 1981 Plan, the 1982 Plan, and the Prior Plan, respectively.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing KLA Instruments Corporation 1982 Stock Option Plan, as amended, was duly adopted by the Board of Directors of the Company on October 7, 1994.


                                               _____________________________





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                                  Plan History


April 23, 1987                    Date Plan as amended adopted by Board of Directors.

June 22, 1987                     Date share reserve increase of 1,000,000 shares (from
                                  2,250,000 shares to 3,250,000 shares) approved by Board
                                  of Directors.

July 23, 1987                     Date first amendments to Plan regarding a same-day-sale
                                  program and loans to Company officers were approved
                                  by Board of Directors.

October 29, 1987                  Date Plan as amended, share reserve increase and first
                                  amendment were approved by the Stockholders.

September 12, 1988                Date share reserve increase of 1,000,000 shares (from
                                  3,250,000 shares to 4,250,000 shares) approved by Board
                                  of Directors.

October 27, 1988                  Date share reserve increase approved by Stockholders.

July 20, 1990                     Date share reserve increase of 500,000 shares (from 4,250,000 shares to 4,750,000 shares) and extension of Plan term
                                  until July 20, 2000 approved by Board of Directors.

October 26, 1990                  Date share reserve increase and extension of Plan term
                                  approved by Stockholders.

October 26, 1991                  Date Plan amended by Board of Directors to make non-employee directors ineligible to receive stock option grants.  (No
                                  Stockholder approval required.)

October 7, 1994                   Date Plan amended by Board of Directors to increase the number of shares reserved for issuance under the Plan from 4,750,000 to 6,350,000 shares and to modify certain other provisions as required by Section 162(m) of the Internal Revenue Code.
                                  (Stockholder approval required.)

November 16, 1994                 Date share reserve increase and amendment of Plan approved by Stockholders.





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                                   EXHIBIT A


1. Paragraph 2 of the 1982 Stock Option Plan shall be amended to read as follows:


         "2.     Administration.

                 (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.
                 All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                 (b) Options Authorized. Options may be either incentive stock options as defined in section 422 of the Code or nonqualified stock options.

                 (c) Compliance with Section 162(m) of the Code. In the event that the Company is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m)."

2. Paragraph 4 of the 1982 Stock Option Plan shall be amended to read as follows:

         "4. Shares Subject to Option. The maximum number of shares of stock which may be issued under the Plan shall be Six Million Seven Hundred Fifty Thousand (6,350,000) shares of the Company's authorized but unissued common stock subject to adjustment as provided in paragraph 6(f).





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                 Subject to adjustment as provided in paragraph 6(f) below, at any such time as the Company is a "publicly held corporation" as defined in Section 162(m), no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than One Hundred Thousand (100,000) shares; provided, however, that the foregoing limit shall be Three Hundred Thousand (300,000) shares with respect to Options granted to any person during the first fiscal year of such person's employment with the Company (the "Per Optionee Limit"). In the event that any outstanding Option for any reason expires or is terminated, the shares allocable to the unexercised portion of such Option may again be subjected to an Option."

3. Paragraph 6(f) of the 1982 Stock Option Plan shall be amended to read as follows:

         "6.     Terms, Conditions and Form of Options.

                 (f) Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, to the Per Optionee Limit set forth in paragraph 4 above, and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, or like change in the capital structure of the Company."





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